UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

ARROW RESOURCES DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower
152 W. 57th Street
New York, New York 10019
(Address of principal executive offices)

(212) 262-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Form 8K is to clarify the presentation of Item 12.”Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the 10K/A for Arrow Resources Development, Inc. filed on May 23, 2011.  The presentation below has no impact on the consolidated balance sheets, statements of operations, cash flows, and changes in stockholders’ (deficit) equity, or the related footnotes disclosures or other components of the originally filed 10K/A.

Item 12 should state as follows:

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

As of May 20, 2011, there were 704,952,244 shares of the Company’s $0.00001 par value per share common stock outstanding. The following table sets forth the name, address, number of shares beneficially owned, and the percentage of the Company's total outstanding common stock shares owned by: (i) each of the Company's Officers and Directors; (ii) the Company's Officers and Directors as a group; and (iii) other shareholders of 5% or more of the Registrant's total outstanding common stock shares.

		Number of Shares
		Owned Per
		Transfer	Percentage
Name and Address of Beneficial Owner (1)	Company Position	Agent	of Class

Peter J. Frugone (2)	Chairman, Chief Executive Officer and Director	-	0.0%
Rudolph Karundeng (3)	Director	52,000,000	7.4%
John E. McConnaughy Jr. (4)	Director	9,875,000	1.4%
James Rothenberg (5)	Former Director (10/15/07 - 12/31/09)		0.0%
John Allen (6)	Former Director (1/1/07 - 2/28/07)		0.0%
Robert Levinson (7)	Former Director (2/26/07 - 10/15/07)		0.0%
Arrow Pacific Resources Group Limited (8)		352,072,778	49.9%
AIS International Holdings Ltd. (9)		55,000,000	7.8%

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security.

(2)
Mr. Frugone's address is 124 West 79th Street, Apt 1, New York, NY. Mr. Frugone is entitled to 1,000,000 common shares related to directors' compensation, none of which were issued as of December 31, 2010. Mr. Frugone was issued 52,000,000 shares of the Company's restricted shares in December, 2005.   In accordance with a Loan Agreement between Arrow Pacific Resources Group Limited, a BVI Company, and Peter J. Frugone dated February 7th, 2006 for $1,000,000 and 10% due February 7th, 2009, Mr. Frugone’s 52,000,000 shares of restricted stock were held as collateral.  Due to a failure to repay the loan according to the terms of the agreement, the shares were transferred to Arrow Pacific Resources Group Limited on August 21, 2009.

(3)
Mr. Karundeng's address is Jl. Cempaka Putih TImur Raya No. 7, Jakarta 10510 Indonesia. Mr. Karundeng is entitled to 1,000,000 common shares related to directors' compensation, none of which were issued as of December 31, 2010. Mr. Karungdeng also holds 52,000,000 shares of the Company's restricted shares, all of which are not exercisable as of December 31, 2010.

(4)
Mr. McConnaughy's address is 637 Valley Road, New Canaan Ct. Mr. McConnaughy is entitled to 1,000,000 common shares related to directors' compensation, none of which were issued as of December 31, 2010.

(5)
Mr. Rothenberg is entitled to 552,740 common shares related to directors' compensation, none of which were issued as of December 31, 2010. Effective close of business December 31, 2009, Mr. Rothenberg resigned from the board of directors.

(6)	Mr. Allen is entitled to 39,726 common shares related to directors' compensation, none of which were issued as of December 31, 2010.

(7)	Mr. Levinson is entitled to 158,219 common shares related to directors' compensation, none of which were issued as of December 31, 2010.

(8)
Arrow Pacific Resources Group Limited's address is Jl. Cempaka Putih TImur Raya No. 7, Jakarta 10510 Indonesia. Arrow Pacific Resources Group Limited currently holds 352,072,778 shares of the Company's restricted shares, all of which are not exercisable as of December 31, 2010.

(9)	AIS International Holdings Ltd. currently holds 55,000,000 shares of the Company's restricted shares, all of which are not exercisable as of December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW RESOURCES DEVELOPMENT, INC.

Date: September 29, 2011	By:	/s/ Peter J. Frugone
Peter J. Frugone, Chief Executive Officer